Exhibit 21.01

Subsidiaries of
AllianceBernstein l.p.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein International LLC
(Delaware)

AllianceBernstein Trust Company, LLC
(New Hampshire)

AllianceBernstein Corporation of Delaware
(Delaware)

AllianceBernstein Holdings (Cayman) Ltd.
(Cayman Islands)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Real Estate Investments LLC
(Delaware)

AB Private Credit Investors LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

AllianceBernstein Japan Inc.
(Delaware)

Alliance Capital Management LLC
(Delaware)

AllianceBernstein Canada, Inc.
(Canada)

AllianceBernstein (Mexico), S. de R.L. de C.V.
(Mexico)

AllianceBernstein Administradora de Carteiras (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein Holdings Limited
(U.K.)

AllianceBernstein Preferred Limited
(U.K.)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

Sanford C. Bernstein (Schweiz) GmbH
(Switzerland)

AllianceBernstein Schweiz AG
(Switzerland)

AllianceBernstein (Luxembourg) S.a.r.l
(Luxembourg)

AllianceBernstein (France) SAS
(France)

AB Europe GmbH
(Germany)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Hong Kong Limited
(Hong Kong)

Sanford C. Bernstein (Hong Kong) Limited
(Hong Kong)

AllianceBernstein Asset Management (Korea) Ltd.
(South Korea)

AllianceBernstein Investment Research (Proprietary) Limited
(South Africa; 80%-owned)

AllianceBernstein Investment Management Australia Limited
(Australia)

AllianceBernstein Australia Limited
(Australia)

AllianceBernstein New Zealand Limited
(New Zealand)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein Investments Taiwan Limited
(Taiwan)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Investment Research and Management (India) Private Ltd.
(India)

ACAM Trust Company Private Ltd.
(India)

Alliance Capital Asset Management (India) Private Ltd.
(India; 75%-owned)

CPH Capital Fondsmaeglerselskab A/S
(Denmark; 82%-owned)

W.P. Stewart & Co., LLC
(Delaware)

WPS Advisors, LLC
(Delaware)

W.P. Stewart Asset Management LLC
(Delaware)

W.P. Stewart & Co. (Europe), Ltd.
(U.K.)

W.P. Stewart Asset Management (NA), LLC
(New York)

W.P. Stewart Asset Management (Curacao), N.V.
(Curacao)

W.P. Stewart Asset Management (Europe), N.V.
(Netherlands)

TPR Curacao N.V.
(Curacao)

WPSH Management N.V.
(Curacao)

W.P. Stewart Securities LLC
(Delaware)

W.P. Stewart Fund Management, S.A.
(Luxembourg)

Bowen Asia Limited
(Hong Kong)